UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 19, 2008
Sparton Corporation

(Exact Name of Registrant as Specified in Its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)
(517) 787-8600

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
On December 19, 2008, Sparton Corporation issued a Press Release announcing the appointment of Cary B. Wood to the Board of Directors.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Index to Exhibits
EX-99.1

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On December 19, 2008 Sparton Corporation, an Ohio corporation (the “Company”), issued a press release (“Press Release”) announcing that at a meeting of the Company’s Board of Directors (the “Board”) held on that date, the Board accepted the resignation of Richard L. Langley from the Board. Mr. Langley will continue to serve as the President of the Company.
At its meeting on December 19, 2008, the Board of Directors also appointed Cary B. Wood (“Mr. Wood”), Chief Executive Officer of the Company, to the Board to fill the vacancy created by the resignation of Richard L. Langley. Mr. Wood will serve for the balance of the term, which will expire in October of 2011, or until such date on which a successor is elected. Mr. Wood was also appointed to the Executive Committee of the Board of Directors.
There is no agreement or understanding pursuant to which Mr. Wood was elected to the Board of Directors other than terms of his employment agreement. The material terms of Mr. Wood’s employment agreement and the text thereof were reported on a Form 8-K filed with the Securities and Exchange Commission on November 13, 2008, which is incorporated herein by reference.
A copy of the press release is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit 99.1           Press Release dated December 19, 2008 issued by Sparton Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
/s/ Cary B. Wood
Cary B. Wood
Chief Executive Officer
December 23, 2008

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 19, 2008 issued by Sparton Corporation.